Exhibit 10.14

COX ENTERPRISES, INC.

EXECUTIVE SAVINGS PLUS RESTORATION PLAN

COX ENTERPRISES, INC.

EXECUTIVE SAVINGS PLUS RESTORATION

PLAN

Cox Enterprises, Inc. hereby amends and restates this Cox Enterprises, Inc. Executive Savings Plus Restoration Plan as first adopted effective as of July 1, 1995 (the “Plan”), for the benefit of a select group of its employees and the employees of certain of its affiliates that participate herein in accordance with the following terms and conditions. The list of affiliates that participate in the Plan is attached hereto as Exhibit A, and shall be modified from time to time by the Plan Sponsor. The Plan Sponsor and the affiliates listed on Exhibit A hereafter shall be referred to as the Employer. The effective date of the Plan as amended and restated is January 1, 2005.

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan shall be to provide supplemental tax-deferred savings to eligible employees of the Employer and to their beneficiaries by allowing a select group of management-level employees to elect to defer through salary reduction arrangements a designated percentage of their compensation. In addition, the Plan Sponsor will credit supplemental matching contributions up to certain maximum limits. The Plan is designed to allow participants to defer compensation through combination with the Cox Enterprises, Inc. Savings and Investment Plan (the “401(k) Plan”). The Plan shall be administered at all times to ensure that it does not in operation violate the contingent benefits rule in Code Section 401(k)(4)(A).

For purposes of this Plan, all capitalized terms used herein shall have the same meaning as set forth in the 401(k) Plan except as otherwise expressly indicated.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 General Rule.

Each Employee of the Employer who is a Participant in the 401(k) Plan shall become an Eligible Employee for purposes of the Plan with respect to any Plan Year during which he or she is a Restricted Employee whose ABBR (or, with respect to an Employee who is not a “commissioned employee,” ABBR plus bonus paid) as of September 1 of the previous calendar year equals or exceeds two hundred thousand dollars ($200,000), provided such Employee makes an irrevocable election for the Plan Year to contribute to the 401(k) plan at the six percent (6%) of Compensation maximum limit. For purposes of this Section 2.1, a “commissioned employee” is an Employee who is designated as a commissioned employee on the Employer’s payroll system. Notwithstanding any provision in the Plan to the contrary, effective July 1, 2003, in no event shall an Employee who is eligible to participate in the Cox Radio, Inc. Savings Plus Restoration Plan be eligible to participate in the Plan.

2.2 Notice of Eligibility.

The Committee shall notify each Employee of his or her status as an Eligible Employee and potential right to participate in the Plan. Employees who become eligible to participate in the Plan by reason of being a Restricted Employee will be notified in a reasonably practicable period of time prior to becoming eligible.

2.3 Election to Participate.

Each Eligible Employee who wishes to participate in the Plan for the Plan Year must file an election by the end of the annual enrollment period, which shall be no later than December 31 of the year prior to the year in which the Compensation is earned. In accordance with Section 409A of the Code, such election shall be applicable in the event an Eligible Employee becomes eligible to participate in a similar arrangement maintained by the Employer. Notwithstanding the foregoing, a newly Eligible Employee who is not eligible to participate in a similar arrangement maintained by the Employer and who wishes to participate in the Plan for the Plan Year in which he or she becomes eligible must file an election within 30 days after he or she is notified that he or she has been designated a Restricted Employee. If such election is not made on or before such date, the Employee shall be deemed to have elected not to participate in the Plan for the Plan Year. Notwithstanding the foregoing and if permissible under applicable law, the Committee acting in its discretion may permit an Employee to make a single election to participate in each subsequent year until such time as Employee revokes the election; provided that such an election to revoke only will be effective for the Plan Year following the Plan Year in which such election was made.

2.4 Participation by Committee Approval.

The Committee may, from time to time, approve certain individuals who are not Participants in the 401(k) Plan, to become Eligible Employees for purposes of the Plan.

ARTICLE III

EMPLOYEE SUPPLEMENTAL CONTRIBUTIONS

3.1 Employee Supplemental Contribution.

Each Eligible Employee may elect during the enrollment period described in Section 2.3 to make contributions through payroll deductions to the Plan (“Employee Supplemental Contributions”) in an amount equal to a percentage of his or her Compensation, not to exceed fifteen percent (15%), reduced by the percentage contributed thereby to the 401(k) Plan. Employee Supplemental Contributions are irrevocable for the Plan Year and shall continue to be made for each Participant at the rate elected until the close of the Plan Year. Each Eligible Employee who wishes to participate in the Plan for a subsequent Plan Year must file a new election in accordance with the provisions of Section 2.3. Notwithstanding the foregoing and if permissible under the law, the Committee acting in its discretion may permit an Employee to make a single election to participate in each subsequent year until such time as Employee revokes the election; provided that such an election to revoke only will be effective for the Plan Year following the Plan Year in which such election was made. For the purpose of this Plan, and notwithstanding any provisions in the 401(k) Plan to the contrary, the dollar limitation applied to the term Compensation in the 401(k) Plan shall not be applicable hereunder.

3.2 Allocation and Investment Return of Employee and Employer Supplemental Contributions.

(a) Allocation.

The Employee Supplemental Contributions and Employer Supplemental Contributions, as defined below, of each Eligible Employee who elects to participate in the Plan pursuant to Section 2.3 (“Participant”) shall be credited to the Participant’s Plan Accounts, as defined in Article V.

(b) Rate of Return.

Each Participant shall be credited with a rate of return to be determined annually by the Plan Sponsor; provided, that the minimum rate of return for any Plan Year will be 5 percent.

3.3 Participant Elections.

The elections described in Section 3.1 shall be made under procedures and on forms established by the Committee.

3.4 Employee Supplemental Contributions for Participants Eligible by Committee Approval.

Notwithstanding any provisions of the Plan to the contrary, each Employee who becomes an Eligible Employee by Committee approval in accordance with Section 2.4 may elect during the enrollment period described in Section 2.3 to become a Participant under the Plan by electing to make Employee Supplemental Contributions in an amount equal to a percentage of his or her Compensation not to exceed fifteen percent (15%), reduced by the percentage that would be contributed to the 401(k) Plan on his or her behalf as if such Employee were participating in the 401(k) Plan.

3.5 Bonus Deferral Program

Notwithstanding the 15% Compensation limit contained in Sections 3.1 and 3.4, each Participant who is eligible to participate in the Bonus Deferral Program may elect to defer up to an additional 75% (in 5% increments) of his or her annual bonus under the Plan as an Employee Supplemental Contribution. The election described in this Section 3.5 must be made during the enrollment period described in Section 2.3. Once made, such election may not be revoked.

ARTICLE IV

EMPLOYER SUPPLEMENTAL CONTRIBUTIONS

4.1 Employer Supplemental Contribution.

In each Plan Year, the Employer will provide a credit with respect to each Participant in an amount equal to 50 percent of such Participant’s Employee Supplemental Contributions for such Plan Year up to a maximum credit equal to the lesser of (a) an amount equal to 50 percent of 6 percent of his or her Compensation, or (b) six thousand dollars ($6,000) (the “Employer Supplemental Contributions”). For Plan Years commencing on and after January 1, 2008, the maximum credit for Employer Supplemental Contributions shall be equal to the lesser of (a) an amount equal to 50 percent of 6 percent of each Participant’s Compensation, or (b) an amount equal to one-half of the dollar limit in effect under Code §402(g) with respect to any such Plan Year. Notwithstanding the foregoing, the maximum Employer Supplemental Contribution that otherwise may be credited to a Participant under this Plan shall be reduced by the Employer Contributions allocated to such Participant in the same Plan Year under the 401(k) Plan. Further notwithstanding the foregoing, effective January 1, 2007, Employer Supplemental Contributions will be credited only with respect to amounts that are credited after the first anniversary of such Participant’s Employment Commencement Date.

4.2 Participant Need Not Be Employed.

The Employer Supplemental Contributions credited by the Employer with respect to a Plan Year shall be credited to a Participant whether or not the Participant retires, dies or Separates From Service prior to the end of such Plan Year without subsequently being rehired. The terms “Separates From Service,” “Separation From Service,” and “Separated From Service” shall have the meanings set forth under Code § 409A and the guidance promulgated thereunder.

4.3 Employer Supplemental Contributions for Participants Eligible by Committee Approval.

Notwithstanding any provisions of the Plan to the contrary, the Employer will provide a credit in accordance with Section 4.1 with respect to each Employee who becomes an Eligible Employee by Committee approval in accordance with Section 2.4, reduced by the Employer Contribution which would be allocated to such Employee as if such Employee were participating in the 401(k) Plan.

ARTICLE V

ACCOUNTS AND CONTRIBUTIONS

The Employer shall establish and maintain the following separate bookkeeping accounts for each Participant to reflect all amounts deferred or credited under this Plan:

(a) An account for each Participant to which shall be credited all Employee Supplemental Contributions under Sections 3.1, 3.4, and 3.5 (and interest thereon pursuant to Section 3.2(b)) deferred prior to January 1, 2005 (“Grandfathered Employee Supplemental Contribution Account”);

(b) An account for each Participant to which shall be credited Employer Supplemental Contributions credited to such Participant under Sections 4.1 and 4.3 (and interest thereon pursuant to Section 3.2(b)) deferred prior to January 1, 2005 (“Grandfathered Employer Supplemental Contribution Account”);

(c) An account for each Participant to which shall be credited all Employee Supplemental Contributions under Sections 3.1, 3.4, and 3.5 (and interest thereon pursuant to Section 3.2(b)) deferred on or after January 1, 2005 (“Non-Grandfathered Employee Supplemental Contribution Account”); and

(d) An account for each Participant to which shall be credited Employer Supplemental Contributions credited to such Participant under Sections 4.1 and 4.3 (and interest thereon pursuant to Section 3.2(b)) deferred on or after January 1, 2005 (“Non-Grandfathered Employer Supplemental Contribution Account”).

For all purposes under the Plan, the Grandfathered Employee Supplemental Contributions Account and the Grandfathered Employer Supplemental Contributions Account collectively shall be referred to as the Grandfathered Plan Accounts; the Non-Grandfathered Employee Supplemental Contributions Account and the Non-Grandfathered Employer Supplemental Contribution Account shall be referred to collectively as the Non-Grandfathered Plan Accounts; and the Grandfathered Plan Accounts and the Non-Grandfathered Plan Accounts shall be referred to collectively as the Plan Accounts.

All Employee Supplemental Contributions shall be credited to the applicable Employee Supplemental Contributions Account as soon as administratively practicable. All Employer Supplemental Contributions shall be credited to the applicable Employer Supplemental Contributions Account only once a year, and on or before the last day of the first calendar quarter of the Plan Year next following the Plan Year for which such Employer Supplemental Contributions are to be credited.

ARTICLE VI

BENEFICIARIES

Upon becoming a Participant in the Plan, each Employee shall designate a primary Beneficiary and one or more secondary Beneficiaries. The procedure and administrative forms used to designate Beneficiaries shall be determined by the Committee. The Beneficiary of any unmarried Participant who does not designate a Beneficiary under this Article VI shall be the same Beneficiary designated thereby under the 401(k) Plan. For purposes of this Article VI, in the case of a Participant (including a Former Participant) who is married on the date of death, the Participant’s Beneficiary automatically shall be the Participant’s surviving spouse unless the Participant has elected under the Plan to have such benefit distributed to a Beneficiary other than the Participant’s spouse. Such an election shall be effective only if the Participant’s spouse as of the date of death has consented in writing to the election, such consent is witnessed by a notary public and acknowledges the effect of the election. Such spousal consent is not required if the Committee is satisfied that the Participant’s spouse cannot be located.

ARTICLE VII

RETIREMENT BENEFITS

7.1 Benefit Determination with respect to Grandfathered Amounts. Upon the retirement of the Participant on or after his or her Early Retirement Date or Normal Retirement Date, the Participant shall be entitled to receive a benefit equal in value to the sum of the amounts credited to the Participant’s Grandfathered Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in accordance with the provisions of Article X.

7.2 Benefit Determination with respect to Non-Grandfathered Amounts. Upon a Participant’s Separation From Service on or after the date he or she (i) has attained age 65 and has completed 5 or more years as a Covered Employee (as defined in the Cox Enterprises, Inc. Pension Plan) or (ii) has attained age 55 and has completed 10 or more Years of Vesting Service (as defined in the Cox Enterprises, Inc. Pension Plan), the Participant shall be entitled to receive a benefit equal in value to the sum of the amounts credited to the Participant’s Non-Grandfathered Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in accordance with the provisions of Article X.

ARTICLE VIII

DEATH BENEFITS

8.1 Benefit Determination.

Upon the death of a Participant prior to retirement, Termination of Employment, or Separation From Service, the designated Beneficiary of the deceased Participant shall be entitled to receive a benefit equal in value to the sum of the amount then credited to the Participant’s Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid to the Beneficiary in a lump sum payment. Upon the death of a Former Participant to whom payment of benefits has not been completed, the Designated Beneficiary shall be entitled to receive the remainder of the benefit payments due to the Former Participant in the form and in the amount selected by the Former Participant prior to death; if no such form had been selected by the Former Participant prior to death, any benefit amount payable shall be made in a lump sum payment.

8.2 Request for Alternative Death Benefit Distribution with respect to Grandfathered Amounts.

(a) A Beneficiary may request that the balance in a deceased Participant’s or Former Participant’s Grandfathered Plan Account be paid in any alternative form described in subparagraph (b) below, subject to approval of any such election by the Committee acting in its sole discretion.

(b) A Beneficiary of a Participant actually employed at death may request that the balance in such Participant’s Grandfathered Plan Account be payable in the form of a payment of annual installments for a maximum period of five (5), ten (10) or fifteen (15) years commencing on the first day of any month designated by the Committee. The Beneficiary of a Former Participant who prior to death had elected a form of benefit payment may request that the balance in such Former Participant’s Grandfathered Plan Account be payable in the form of a lump sum payment.

8.3 Proof of Death.

The Committee may require such proof of death and such evidence of the right of any person to receive death benefit payments under the Plan as it may deem appropriate, and its determination shall be conclusive and binding.

ARTICLE IX

EMPLOYMENT TERMINATION BENEFITS

9.1 Benefit Determination with respect to Grandfathered Amounts. Upon terminating employment, a Participant shall be entitled to receive a benefit equal in value to the sum of the amount credited to the Participant’s Grandfathered Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in accordance with the provisions of Article X.

9.2 Benefit Determination with respect to Non-Grandfathered Amounts. Upon a Participant’s Separation From Service prior to the date he or she (i) has attained age 65 and has completed 5 or more years as a Covered Employee (as defined in the Cox Enterprises, Inc. Pension Plan) or (ii) has attained age 55 and has completed 10 or more Years of Vesting Service (as defined in the Cox Enterprises, Inc. Pension Plan), the Participant shall be entitled to receive a benefit equal in value to the sum of the amount credited to the Participant’s Non-Grandfathered Plan Accounts as of the date such benefits are distributed. Such benefit shall be paid in accordance with the provisions of Article X.

ARTICLE X

PAYMENT OF BENEFITS

10.1 Timing of Payment for Grandfathered Amounts.

(a) As soon as practicable after the Participant retires or attains age 65, whichever is later, the Committee shall cause the total balance credited to such Participant’s Grandfathered Plan Accounts to be paid to the Participant or to his or her Beneficiary as appropriate, in the form of a lump sum payment. Notwithstanding the foregoing, the Participant may request that the balance in such Participant’s Grandfathered Plan Account be paid in any alternative form described in subparagraph (b) below, subject to approval of any such election by the Committee acting in its sole discretion.

(b) A Participant may request that the balance in such Participant’s Grandfathered Plan Account be paid in the form of a lump sum payment payable immediately or in the form of annual installments for a maximum period of five (5), ten (10) or fifteen (15) years commencing on the first day of any month designated by the Committee.

(c) The Committee retains the absolute right, in its sole discretion, to approve or reject any request for an alternative benefit distribution within the provisions of this Section 10.1. The Committee shall determine the procedures and may designate administrative forms to be used by Participants when making a request permitted under this Section 10.1.

10.2 Timing of Payment for Non-Grandfathered Amounts.

A Participant who is entitled to receive a benefit pursuant to Article VII shall receive the total balance credited to such Participant’s Non-Grandfathered Plan Accounts in the form of annual installments for a period of five (5) years to commence as soon as practicable after the date the Participant has Separated From Service, and in no event later than the later of December 31 of the calendar year in which occurs the Participant’s Separation From Service or the 15th day of the third month following the Participant’s Separation From Service. A Participant who is entitled to receive a benefit pursuant to Article IX shall receive the total balance credited to such Participant’s Non-Grandfathered Plan Accounts in the form of a lump sum payment payable as soon as practicable after the date the Participant has Separated From Service, in no event later than the later of December 31 of the calendar year in which occurs the Participant’s Separation From Service or the 15th day of the third month following the Participant’s Separation From Service.

10.3 Cash-Out.

Notwithstanding any provisions of the Plan to the contrary, if the total balance in a Participant’s Grandfathered Plan Accounts at the time the Participant retires or Terminates Employment is $5,000 or less, including any distributions previously made to such Participant, then such balance shall be paid to the Participant in a lump sum payment as soon as practicable after the date the Participant retires or Terminates Employment. Notwithstanding any provisions of the Plan to the contrary, if the total balance in a Participant’s Non-Grandfathered Plan Accounts and all similar arrangements in accordance with Section 409A of the Code at the time the Participant Separates From Service is $10,000 or less, then such balance shall be paid to the Participant in a lump sum payment as soon as practicable after the date the Participant Separates From Service, provided the payment accompanies the termination of the entirety of the Participant’s interest in the Plan and all similar arrangements in accordance with Section 409A of the Code. Such payment will be made on or before the later of December 31 of the calendar year in which occurs the Participant’s Separation From Service or the 15th day of the third month following the Participant’s Separation From Service.

10.4 Mode of Benefit Payment.

The distribution of all benefits under the Plan whenever paid, shall be made in cash.

10.5 Inability to Locate Benefit Recipient.

If, after a reasonable effort has been made, the Committee is unable to locate a Participant or Beneficiary entitled to receive a benefit provided for in the Plan, the Plan Sponsor shall follow procedures determined by the Committee, in its sole discretion.

10.6 Claims Procedure.

All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for the Plan.

ARTICLE XI

IN-SERVICE WITHDRAWALS

In the event that a Participant suffers an unforeseeable, immediate and heavy financial need which is beyond his or her control and which cannot reasonably be met from other sources, the Participant may request a withdrawal from his or her Plan Accounts in an amount not to exceed that amount needed to meet the immediate and heavy financial need. The Participant must first submit a written withdrawal request to the Employer explaining the nature of the hardship and the amount required to meet the financial need. The Participant will be required to certify that the need cannot be reasonably met from other sources. The determination of financial need and lack of availability of funds from other sources will be made by the Committee, in its sole discretion. No withdrawal may be made under this Article XI for an amount less than $10,000 and no withdrawal can be made less than 12 months after the last previous withdrawal.

ARTICLE XII

INALIENABILITY OF BENEFITS

The right of any Participant or Beneficiary to any benefit provided under the Plan or to the property contained in any separate Plan Account shall not be subject to voluntary or involuntary transfer, alienation or assignment, and (to the fullest extent permitted by law) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a Participant or Beneficiary who is receiving or is entitled to receive a benefit provided under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

ARTICLE XIII

ADMINISTRATION AND FIDUCIARIES

13.1 General.

The Employer shall have the sole responsibility for crediting the contributions required under Articles III and IV. The Plan Sponsor shall have the sole responsibility for appointing the Committee. It is intended that the Plan Sponsor and the Committee shall be responsible only for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another.

13.2 Named Fiduciaries.

(a) General.

The following fiduciaries (referred to hereinafter individually as a “Named Fiduciary” and collectively as “Named Fiduciaries”) shall be responsible for the control, management and administration of the Plan:

(1)	The Plan Sponsor;

(2)	The Board of Directors of the Plan

Sponsor;

(3)	The Employer; and

(4)	The Committee.

Each Named Fiduciary shall have only such powers and responsibilities as are expressed in the Plan, and any power or responsibility for the control, management or administration of the Plan which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to the Plan Sponsor. Each Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.

(b) Allocation of Responsibility.

Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty assigned to a Named Fiduciary under this Plan, to one or more other Named Fiduciaries, provided, that any agreement respecting such allocation shall be in writing and shall be filed by the Committee with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party to such agreement until such Named Fiduciary has so consented in writing filed with the Committee. Any Named Fiduciary may, by written instrument filed by the Committee with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, provided, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice of such designation.

(c) Employees of Fiduciaries.

Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by virtue of such designation.

(d) Multiple Roles.

Any person may serve in more than one fiduciary capacity with respect to the Plan, and any person who is a fiduciary may be a Participant if he or she otherwise satisfies the applicable Plan requirements to be a Participant.

13.3 The Committee.

(a) Administration of the Plan.

The Plan Sponsor shall administer the Plan through the Committee, which shall have all powers necessary to administer the Plan; to construe and interpret the Plan documents; to decide all questions relating to an individual’s eligibility to participate in the Plan; to determine the amount, manner and time of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee’s responsibilities under the Plan. Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding.

(b) Records and Reports.

The Committee shall be responsible for maintaining sufficient records deemed necessary to allow it to administer the Plan.

(c) Allocation of Duties and Responsibilities.

The Committee may by written instrument designate other persons to carry out any of its duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his or her acceptance of the duties and responsibilities allocated to him or her. The Employer shall pay all expenses authorized and incurred by the Committee in the administration of the Plan.

(d) Liabilities.

The Committee shall be indemnified and held harmless by the Plan Sponsor with respect to any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member of the Committee on account of any alleged breach of responsibilities performed or to be performed hereunder or any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee, provided such action or allegation does not arise as a result of the member’s own gross negligence, willful misconduct or lack of good faith.

ARTICLE XIV

FUNDING

The Employer’s obligations under this Plan shall be general obligations of the Employer and shall not be secured in any manner. No asset of the Employer shall be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of any Participant or his or her spouse or beneficiaries and the eventual payment of benefits under this Plan shall not be secured by the issuance of any negotiable instrument or other evidence of indebtedness of the Employer. No Participant, beneficiary or other person shall be deemed to have any property interest, legal or equitable, in any specific assets of the Employer as a result of the benefits provided by this Plan. To the extent that any person acquires any right to receive payments under this Plan, that right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of the Employer. In no event shall any of the directors, officers or employees of the Employer or an Affiliate be liable in their individual capacities to any person whomsoever for the payment of benefits under the Plan.

ARTICLE XV

AMENDMENT OF THE PLAN

The Plan Sponsor shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. Any written amendment to the Plan under this Article XV shall be executed by the Plan Sponsor on behalf of the Employer.

ARTICLE XVI

TERMINATION OF PLAN AND

DISCONTINUANCE OF CONTRIBUTIONS

The Plan Sponsor shall have the right, at any time, to terminate or partially terminate the Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. The Plan Sponsor shall distribute to all affected Participants amounts in the Plan Account of each such Participant at the time of distribution in such manner as the Plan Sponsor shall determine in accordance with all applicable law. Notwithstanding the foregoing, the Plan Sponsor may, in its sole discretion, delay the distribution of amounts in the Non-Grandfathered Plan Accounts in order to comply with Code § 409A.

ARTICLE XVII

MISCELLANEOUS

17.1 Participants’ Rights.

Except as may be otherwise specifically provided by law, neither the establishment of the Plan nor any modification thereof, nor the creation of any Plan Account, nor the payment of any benefit, shall be construed to give to any Participant or to any other person a legal or equitable right against the Plan Sponsor, the Employer, any director, officer or employee thereof or the Committee. Under no circumstances shall the terms of employment of any Employee be deemed to have been modified or in any way affected by the establishment of the Plan, and nothing contained in this Plan document or any related document shall require the Employer to retain any Employee in its service.

17.2 Claims.

Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Committee and the Employer, any of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Sponsor, the Committee or the Employer as the case may be.

17.3 Agent for Service of Process.

The agent for service of process for the Plan shall be the person currently listed in the records of the Secretary of State of Georgia as the agent for service of process for the Plan Sponsor.

17.4 Construction of Agreement.

To the extent not preempted by federal law, the Plan shall be construed in accordance with the laws of the State of Georgia.

17.5 Savings Clause.

In the event that any one or more of the terms, conditions, or provisions, or any part thereof, contained in this Plan, or the application thereof to any person or circumstance, shall for any reason, in any respect, or to any extent be held to be invalid, illegal, or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of such term, condition, or provision, nor any other provision of this Plan, nor the application of such term, condition, or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, and this Plan shall be construed as if such invalid, illegal, or unenforceable term, condition, or provision had never been contained herein, and each term, condition, or provision hereof shall be valid and enforced to the fullest extent permitted by law.

17.6 Headings.

Headings of articles, sections and paragraphs of the Plan have been inserted for convenience of reference and constitute no part of the Plan.

17.7 Tax Consequences.

The Plan is intended to postpone the application of income taxes on amounts credited to the Plan Accounts. However, notwithstanding anything to the contrary, the Employer makes no representation regarding the tax consequences of participation in this Plan. Amounts contributed to or paid from the Plan may be subject to income, payroll or other taxes and the Employer may withhold taxes from any payment, as required under federal, state and local laws.

17.8 Entire Plan.

This Plan contains the entire understanding and undertaking of the Plan Sponsor and its Affiliates with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous undertakings, agreements, understandings, inducements or conditions, whether express or implied, oral or written, except as herein contained. This Plan may not be modified or amended other than by a written document adopted or executed pursuant to the terms hereof.

17.9 Plan Binding on All Parties.

This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Participants and their Beneficiaries, heirs, executors, administrators and assigns.

17.10 Effective Date.

It is the intention of the Employer that the Plan shall comply with any requirements of Title I of ERISA applicable to the Plan, and the terms of the Plan shall be interpreted and administered so as to accomplish that result. The Plan shall be placed into effect as of July 1, 1995.

17.11 Compliance with Code Section 409A.

This Plan is intended to comply with the requirements of Code Section 409A and regulations and other guidance thereunder. The Management Committee shall interpret the Plan provisions in a manner consistent with the requirements of Code Section 409A and regulations and other guidance thereunder.

Exhibit A

Cox Enterprises, Inc.

Atlanta Newspapers Division (Atlanta Journal/Constitution)

d/b/a Skirt Atlanta

Cox Newspapers, Inc.

Cox North Carolina Publications, Inc.

d/b/a Beaufort-Hyde News

d/b/a Bertie Ledger-Advance

d/b/a The Chowan Herald

d/b/a Duplin Times/Duplin Today

d/b/a The Enterprise

d/b/a The Farmville Enterprise

d/b/a Perquimans Weekly

d/b/a The Standard Laconic

d/b/a The Times Leader

d/b/a Tri-County Shopper

d/b/a The Weekly Herald

d/b/a Marshall News Messenger (Marshall, Texas)

d/b/a Saving Source Direct

CNCP, Inc.

Cox Texas Partners, Inc.

Cox Texas Newspapers, L.P.

d/b/a The Austin American-Statesman

d/b/a Austin Daily Record

d/b/a Longview News-Journal

d/b/a The Lufkin Daily News

d/b/a The Herald Publishing Company, Inc.

d/b/a The Daily Sentinel (Nacogdoches)

d/b/a Waco Tribune-Herald

d/b/a The Bastrop Advertiser

d/b/a The Smithville Times

d/b/a The Pflugerville Pflag

d/b/a Lake Travis View

d/b/a Westlake Picayune

d/b/a North Lake Travis Log

d/b/a Austin Community Newspapers

d/b/a ¡ahora si!

Cox CTP Holdings, Inc.

Grand Junction Newspapers, Inc.

d/b/a The Daily Sentinel (Grand Junction, CO)

d/b/a The Nickel

Cox Auto Trader, Inc. (formerly TPI, Inc.)

Cox Auto Trader/AutoMart Division

InterCo Print, LLC

Cox Auto Mart, Inc.

d/b/a Harmon Autos

Dayton Newspapers, Inc. (d/b/a Cox Ohio Publishing, Inc.) (non-Union employees)

d/b/a Dayton Daily News

d/b/a Fairfield Echo

d/b/a Hamilton Journal-News

d/b/a Lebanon Western Star/The Western Star

d/b/a Middletown Journal

d/b/a Oxford Press

d/b/a Pulse-Journal

d/b/a Mason Pulse-Journal

d/b/a West Chester Pulse-Journal

d/b/a Springfield News-Sun

Miami Daily News, Inc.

CEI Washington Bureau, Inc.

Cox Voice Services, Inc.

Cox CustomMedia, Inc.

Palm Beach Newspapers, Inc.

d/b/a Palm Beach Daily News

d/b/a La Palma

d/b/a The Palm Beach Post

d/b/a Florida Pennysaver

Cox Broadcasting, Inc.

Georgia Television Company

d/b/a WSB-TV

Miami Valley Broadcasting Corporation

d/b/a WHIO-TV

KIRO-TV, Inc.

d/b/a KIRO-TV

KIRO Productions, L.L.C.

KTVU, Inc. (non-AFTRA employees)

KTVU Partnership

d/b/a KRXI(TV)

d/b/a KTVU-TV

d/b/a KFOX-TV

d/b/a KAME-TV (LMA operation)

d/b/a KICU-TV

WFTV, Inc.

d/b/a WFTV-TV

d/b/a WRDQ-TV

d/b/a Cox Retail Marketing

WPXI, Inc.

d/b/a WPXI-TV

WSOC Television, Inc.

d/b/a WSOC-TV

d/b/a WAXN-TV

WTOV, Inc.

d/b/a WTOV-TV

WJAC, Incorporated

d/b/a WJAC-TV

Cox Salesrep, Inc.

TeleRep, L.L.C.

Cox Cross Media, L.L.C.

CCI News Services, Inc.

Cox Radio, Inc.

Atlanta

d/b/a WALR-FM

d/b/a WSB-AM/FM

d/b/a WBTS-FM

d/b/a WSRV-FM

Birmingham

d/b/a WAGG-AM

d/b/a WZZK-FM

d/b/a WBHJ-FM

d/b/a WBHK-FM

d/b/a WBPT-FM

d/b/a WNCB-FM

d/b/a WPSB-AM

Bridgeport

d/b/a WEZN-FM

Dayton

d/b/a WZLR-FM

d/b/a WHIO-AM

d/b/a WHIO-FM

Greenville

d/b/a WJMZ-FM

d/b/a WHZT-FM

Honolulu (employees covered under state-mandated medical/dental plan)

d/b/a KCCN-FM

d/b/a KINE-FM

d/b/a KPHW-FM

d/b/a KRTR-AM

d/b/a KKNE-AM

Houston

d/b/a KKBQ-FM

d/b/a KHPT-FM

d/b/a KTHT-FM

d/b/a KHTC-FM

Jacksonville

d/b/a WAPE-FM

d/b/a WFYV-FM

d/b/a WMXQ-FM

d/b/a WOKV-AM

d/b/a WXGL-FM

d/b/a WJGL-FM

Long Island

d/b/a WBLI-FM

d/b/a WBAB-FM

d/b/a WHFM-FM

Louisville

d/b/a WRKA-FM

d/b/a WVEZ-FM

d/b/a WSFR-FM

d/b/a WPTI-FM

Miami

d/b/a WFLC-FM

d/b/a WHQT-FM

d/b/a WEDR-FM

New Haven

d/b/a WPLR-FM

d/b/a WYBC-FM

Orlando

d/b/a WCFB-FM

d/b/a WDBO-AM

d/b/a WHTQ-FM

d/b/a WMMO-FM

d/b/a WWKA-FM

d/b/a WPYO-FM

Richmond

d/b/a WKHK-FM

d/b/a WMXB-FM

d/b/a WKLR-FM

San Antonio

d/b/a KCYY-FM

d/b/a KISS-FM

d/b/a KKYX-AM

d/b/a KSMG-FM

d/b/a KONO-AM/FM

d/b/a KPWT-FM

Stamford/Norwalk

d/b/a WNLK-AM

d/b/a WSTC-AM

d/b/a WCTZ-FM

d/b/a WFOX-FM

Tampa

d/b/a WSUN-FM

d/b/a WWRM-FM

d/b/a WHPT-FM

d/b/a WDUV-FM

d/b/a WPOI-FM

d/b/a WXGL-FM

Tulsa

d/b/a KJSR-FM

d/b/a KKCM-FM

d/b/a KRAV-FM

d/b/a KRMG-FM

d/b/a KWEN-FM

d/b/a KRTO-FM

Manheim Auctions, Inc.

Heart to Hearts (Fisher), Inc.

Manheim Corporate Services, Inc.

Manheim Consulting, LLC

Manheim Dealer Service Centers, LLC

Online Vehicle Exchange, L.L.C.

Manheim NRT, L.L.C.

Manheim ATC, Inc.

AutoTrader.com, Inc.

Remarketing Solutions, Inc.

Remarketing Auto Sales, LLC

d/b/a Inspection Solution

DMA Suites, L.L.C.

d/b/a Solutions Payment Processing

d/b/a Manheim’s Inspection Solution

d/b/a Fleet Solutions (TN)

Manheim Investments, Inc.

d/b/a Total Resource Auctions

d/b/a San Diego Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a First Mission Auto Body Repair

British Car Auctions, Inc.

d/b/a Manheim San Diego

Manheim’s Oklahoma Auction Services, Inc.

d/b/a Manheim’s Oklahoma City Auction Services

d/b/a Manheim Oklahoma City

Tri-City Auto Auction, Inc.

Total Resource Auctions, Inc.

d/b/a TRA Sapulpa Auto Pool

d/b/a Southern Arizona Insurance Service Center

Klode Salvage Distribution Center, Inc.

Alabama Savage Auction Company, Inc.

AAAA Dealer Services, Inc.

Manheim’s Pennsylvania Auction Services, Inc.

d/b/a Butler Auto Auction

d/b/a Fresno Auto Dealers Auction

d/b/a Hatfield Auto Auction

d/b/a Keystone Auto Auction

d/b/a Keystone Recon Center

d/b/a Manheim Auto Auction

d/b/a Total Resource Auctions

d/b/a Manheim Pittsburgh

d/b/a Manheim Philadelphia

d/b/a Manheim Pennsylvania

d/b/a Manheim Central California

d/b/a Manheim Central Pennsylvania

d/b/a Manheim Buffalo

Manheim Auto Body Repair, Inc.

Mark III Customs, LLC

d/b/a Manheim DRIVE

d/b/a Georgia Auto Body Repair

d/b/a Illinois Auto Body Repair

d/b/a Orlando’s Super Center Auto Body Repair

Manheim Interactive, Inc.

d/b/a The Gold Book

Greater Gulf Coast Auto Auctions, Inc.

d/b/a Greater New Orleans Auto Auction

d/b/a Pensacola Auto Auction

d/b/a Total Resource Auctions

d/b/a Manheim Baton Rouge

d/b/a Manheim Pensacola

d/b/a Manheim New Orleans

Greater Arizona Auto Auctions, Inc.

d/b/a Greater Auto Auction of Phoenix

d/b/a Greater Auto Auction of Tucson

d/b/a Manheim’s Tucson Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a 79th Avenue Auto Body Repair

d/b/a Total Resource Auctions

d/b/a Manheim Phoenix

d/b/a Manheim Tucson

Greater Orlando Auto Auction, Inc.

d/b/a Manheim’s Central Florida Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a Audio Optics Accessories

d/b/a Total Resource Auctions

d/b/a Manheim Central Florida

d/b/a Manheim Jacksonville

d/b/a Manheim Ocala

Manheim Remarketing Limited Partnership

d/b/a Florida Auto Auction of Orlando

d/b/a Arizona Auto Auction

d/b/a Mark III Customs

d/b/a FAAO Manufacturing

d/b/a Manheim Arizona

d/b/a Manheim Orlando

Greater Nevada Auto Auctions, Inc.

d/b/a Greater Las Vegas Auto Auction

d/b/a Greater Nevada Auto Auction

d/b/a Total Resource Auctions

d/b/a Manheim Las Vegas

d//b/a Manheim Nevada

Atlanta Auto Auction, Inc.

d/b/a Georgia Dealers Auto Auction

d/b/a Atlanta Auto Auction

d/b/a Total Resource Auctions

d/b/a Manheim Atlanta

d/b/a Manheim Georgia

Florida Auto Auction of Orlando, Inc.

d/b/a Lakeland Auto Auction

d/b/a Imperial Auto Auction

d/b/a Daytona Auto Dealers Exchange

d/b/a Daytona Auto Auction

d/b/a Greater Tampa Bay Auto Auction

d/b/a St. Pete Auto Auction

d/b/a Lauderdale-Miami Auto Auction

d/b/a West Palm Beach Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a Manheim’s Southwest Florida Auto Auction

d/b/a All Tampa Auto Body Repair

d/b/a Total Resource Auctions

d/b/a Manheim Fort Myers

d/b/a Manheim Lakeland

d/b/a Manheim Palm Beach

d/b/a Manheim St. Pete

d/b/a Manheim Tampa

d/b/a Manheim Fort Lauderdale

d/b/a Manheim Doral

d/b/a Manheim Daytona Beach

d/b/a Manheim Imperial Lakeland

Manheim Asset Management, Inc.

d/b/a Omaha Auto Auction

d/b/a OAA Sales

d/b/a Total Resource Auctions

d/b/a Manheim Omaha

Manheim NJ Investments, Inc.

National Auto Dealers Exchange, L.P.

d/b/a Skyline Auto Auction

d/b/a Skyline Auto Exchange

d/b/a National Auto Dealers Exchange

d/b/a Total Resource Auctions

d/b/a Manheim Certified Auto Body Repair

d/b/a New Jersey Auto Body Repair of Linden

d/b/a I-295 Auto Body Repair

d/b/a Manheim NY Metro Skyline

d/b/a Manheim New Jersey

California Auto Dealers Exchange, L.L.C.

d/b/a Riverside Auto Auction

d/b/a Bay Cities Auto Auction

d/b/a California Auto Dealers Exchange

d/b/a Los Angeles Dealers Auto Auction

d/b/a Southern California Auto Auction

d/b/a Total Resource Auctions

d/b/a Manheim Los Angeles

d/b/a Manheim Riverside

d/b/a Manheim Southern California

d/b/a Manheim California

d/b/a Manheim San Francisco Bay

Cincinnati Auto Auction, Inc.

d/b/a Total Resource Auctions

d/b/a Manheim Cincinnati

Colorado Auction Services Corporation

d/b/a Colorado Auto Auction

d/b/a Colorado Auction Services

d/b/a Manheim Colorado

Fredericksburg Auto Auction, Inc.

d/b/a Manheim Certified Auto Body Repair

d/b/a Battlefield Auto Body Repair

d/b/a Virginia Vehicle Exchange

d/b/a Total Resource Auctions

d/b/a Manheim Virginia

d/b/a Manheim Fredericksburg

Georgia Auction Services, Inc.

d/b/a Bishop Brothers Auto Auction

New Texas Auto Auction Services, L.P.

d/b/a Big H Auto Auction

d/b/a Big H Body Shop

d/b/a Big H Auto Body Repair

d/b/a Manheim Mobile Auction Services of Houston

d/b/a Dallas-Fort Worth Auto Auction

d/b/a Dealers Auto Auction of Dallas

d/b/a Dealers Auto Auction of Tyler

d/b/a Dallas Auto Auction

d/b/a DFW Auto Auction

d/b/a El Paso Auto Auction

d/b/a Fort Worth Auto Auction

d/b/a Fort Worth Vehicle Auction

d/b/a Longhorn Towing and Transportation

d/b/a San Antonio Auto Auction

d/b/a Total Resource Auctions

d/b/a Texas Hobby Auto Auction (Non-Union Employees)

d/b/a Hobby Auto Body Repair

d/b/a Tex-Mex Auto Auction

d/b/a Frontier Auto Body Repair

d/b/a Manheim’s Mobile Auction of Dallas-Fort Worth

d/b/a Allstar Transportation

d/b/a Manheim Certified Auto Body Repair

d/b/a Manheim Dallas

d/b/a Manheim Fort Worth

d/b/a Manheim San Antonio

d/b/a Manheim El Paso

d/b/a Manheim Austin

d/b/a Manheim Longview

d/b/a Manheim Dallas-Fort Worth

d/b/a Manheim Metro Dallas

d/b/a Manheim Houston

d/b/a Manheim Texas Hobby

Manheim Texas Auction Services, LLC

d/b/a Texas Auction Services

d/b/a Metropolitan Milwaukee Auto Auction

d/b/a Total Resource Auctions

d/b/a Manheim Milwaukee

J.A.S. Auto Sales, Inc.

Kansas City Auto Auction, Inc.

d/b/a 166 Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a Kansas City Auto Body Repair

d/b/a Jordan Valley Auto Body Repair

d/b/a Total Resource Auctions

d/b/a Manheim Little Rock

d/b/a Manheim Missouri

d/b/a Manheim Kansas City

d/b/a Manheim NW Arkansas

Louisiana Auction Services, Inc.

d/b/a Baton Rouge Auto Auction

d/b/a Lafayette Auto Auction

d/b/a Southern Auction

d/b/a Manheim Lafayette

Louisville Auto Auction, Inc.

d/b/a Indianapolis Auto Auction

d/b/a Total Resource Auctions

d/b/a Total Vehicle Solutions

d/b/a Fort Wayne Vehicle Auction

d/b/a Mid-American Auto Auction

d/b/a Manheim Louisville

d/b/a Manheim Indianapolis

d/b/a Manheim Kentucky

d/b/a Manheim Fort Wayne

Manheim Auctions Government Services, Inc.

Manheim Metro Detroit Auto Auction, Inc.

d/b/a Manheim’s Michigan Auto Auction

d/b/a Manheim’s Cyberlot Outlet

d/b/a Detroit Auto Auction (non-Union employees)

d/b/a Detroit Vehicle Center

d/b/a Total Resource Auctions

d/b/a Manheim Flint

d/b/a Manheim Detroit

Manheim Auto Resale Services, Inc.

d/b/a Ohio Banc Auction

Manheim Services Corporation

Mississippi Auto Auction Inc.

Albuquerque Auto Auction Inc.

d/b/a Albuquerque Auto Auction

d/b/a Albuquerque Auto Body Repair

d/b/a Aloha Auto Auction

d/b/a Arena Auto Auction (non-Union employees)

d/b/a Auction Way Sales

d/b/a Baltimore-Washington Auto Exchange

d/b/a Charleston Auto Auction

d/b/a Clanton’s Auto Auction

d/b/a Collateral Recovery of Hawaii

d/b/a Denver Auto Auction

d/b/a Gateway Auction Services

d/b/a Gateway Auto Auction

d/b/a Greater Chicago Auto Auction

d/b/a Harrisonburg Auto Auction

d/b/a Illinois Auto Body Repair, Bolingbrook

d/b/a Manheim Boise

d/b/a Minneapolis Auto Auction

d/b/a Minneapolis Auto Body Repair

d/b/a Mississipii Auto Auction

d/b/a Magnolia Auto Body Repair

d/b/a Newburgh Auto Auction

d/b/a Northstar Auto Auction

d/b/a Ohio Auto Auction

d/b/a Ohio Auto Sales

d/b/a Ohio Salvage Auction

d/b/a Portland Auto Auction

d/b/a Jantzen Beach Auto Body Repair

d/b/a South Seattle Auto Auction

d/b/a South Seattle Collision Center

d/b/a St. Louis Auto Auction

d/b/a Total Resource Auctions

d/b/a Utah Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a Manheim’s Darlington Auto Auction

d/b/a Maryland’s Best Auto Body Repair

d/b/a One Stop Quality Automotive

d/b/a South Davis Auto Body Repair

d/b/a Early Road Auto Body Repair

d/b/a Palmetto Auto Body Repair

d/b/a Quality First Detail

d/b/a Manheim Chicago

d/b/a Manheim Seattle

d/b/a Manheim Baltimore-Washington

d/b/a Manheim Ohio

d/b/a Manheim Hawaii

d/b/a Manheim Utah

d/b/a Manheim St. Louis

d/b/a Manheim Sioux Falls

d/b/a Manheim Portland

d/b/a Manheim Harrisonburg

d/b/a Manheim Metro Chicago

d/b/a Manheim New York

d/b/a Ohio Auto Body Repair

d/b/a Manheim Montana

d/b/a Manheim Darlington

d/b/a Manheim Minneapolis

d/b/a Manheim Northstar Minnesota

d/b/a Manheim Arena Illinois

New England Auto Auction, Inc.

d/b/a American Auto Auction

d/b/a Revolution Auto Body Repair

d/b/a Total Resource Auctions

d/b/a Manheim New England

American Auto Auction Services, LLC

d/b/a Manheim Connecticut

New York Auto Auction Services, Inc.

d/b/a Northway Exchange

d/b/a Manheim Albany

North Carolina Services Corporation

d/b/a High Point Auto Auction

d/b/a Statesville Auto Auction

d/b/a Aycock Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a Exit 54 Auto Body Repair

d/b/a Total Resource Auctions

d/b/a Manheim Wilmington

d/b/a Manheim Statesville

d/b/a Manheim North Carolina

Tennessee Services Corporation

d/b/a Tennessee Auto Auction

d/b/a Nashville Auto Auction

d/b/a Nashville Auto Auction Sales

d/b/a Nashville Dealers Auto Auction

d/b/a Manheim Certified Auto Body Repair

d/b/a Cumberland Auto Body Repair

d/b/a Manheim Realty & Auction

d/b/a Total Resource Auctions

d/b/a Manheim Nashville

d/b/a Manheim Tennessee

Manheim Automotive Financial Services, Inc.

d/b/a Coordinated Asset Marketing

d/b/a CAM

Manheim Funding Corporation

Manheim Automotive Dealer Services, Inc.

Other

COX ENTERPRISE, Inc.

CEI PCS, Inc.

Cox Aviation, Inc.

Cox Corporate Services, Inc.

Clarendon Farms, L.L.C. (Non-Union Employees)

CFM, Inc.

Cox E-Commerce Services, Inc.

Cox Search, Inc.

Cox International, Inc.

CEI Newsprint, Inc.

Cox DNS, Inc.

Cox Technology Investments, Inc.

JTG Holdings Ltd.

Mundo Hispanico Acquisition, LLC

Trailsend Land Company

Valpak Atlanta Holdings, Inc.

VP Florida, Inc.